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                                  EXHIBIT 5.1
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                   MIRICK, O'CONNELL, DEMALLIE & LOUGEE, LLP
                                ATTORNEYS AT LAW
                             1700 BankBoston Tower
                                100 Front Street
                            Worcester, MA 01608-1477
                                  508-791-8500
                               fax:  508-791-8502


                                    February 10, 1998



VIALOG Corporation and each of the
Subsidiary Guarantors (defined below)
10 New England Business Center
Suite 302
Andover, MA  01810

Ladies and Gentlemen:

     We have acted as counsel for VIALOG Corporation, a Massachusetts corporation (the "Company"), and the Subsidiary Guarantors in connection with the proposed offer by the Company to exchange (the "Exchange Offer") all outstanding 12.75% Senior Notes due 2001, Series A ($75,000,000 principal amount outstanding) (the "Old Notes") for 12.75% Senior Notes due 2001, Series B ($75,000,000 principal amount)(the "Exchange Notes"). The Old Notes have been, and the Exchange Notes will be, issued pursuant to an indenture dated as of November 12, 1997 (the "Indenture") among the Company, the Subsidiary Guarantors and State Street Bank and Trust Company, as Trustee (the "Trustee"). Telephone Business Meetings, Inc., Conference Source International, Inc., Call Points, Inc., Kendall Square Teleconferencing, Inc., American Conferencing Company, Inc. and Communication Development Corporation are collectively referred to as the "Subsidiary Guarantors," and the guarantees by the Subsidiary Guarantors with respect to the Exchange Notes are collectively referred to the "Subsidiary Guarantees." At your request, this opinion letter is being rendered to you.

     In connection with such matters, we have examined the Indenture, the Registration Statement on Form S-4, together with all amendments to date, filed by the Company and the Subsidiary Guarantors with the Securities and Exchange Commission for the registration of the Exchange Notes and the Subsidiary Guarantees (collectively referred to as the "Securities") under the Securities Act of 1933, as amended (that Registration Statement, as amended at the time it becomes effective, being referred to as the "Registration Statement") and such corporate records of the Company and the Subsidiary Guarantors, certificates of public officials and other documents as we have deemed necessary or appropriate for the purpose of this opinion letter.

     With respect to all documents examined by us, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original
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documents of all documents submitted to us as certified or photostatic copies or forms, and the legal capacity of all natural persons.

     Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that the Securities have been duly authorized for issuance by all necessary corporate action on the part of the Company and the Subsidiary Guarantors and, subject to the Registration Statement becoming effective under the Securities Act of 1933, as amended, and to compliance with any applicable state securities laws, when issued, executed, delivered, authenticated and exchanged in accordance with the Exchange Offer as described in the Registration Statement and the Indenture, will be valid and binding obligations of the Company and the Subsidiary Guarantors, and will be enforceable against the Company and the Subsidiary Guarantors, in accordance with their respective terms.

     The opinions expressed in this opinion letter are subject to (i) bankruptcy, insolvency, receivership, reorganization, moratorium, liquidation, rearrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect relating to or affecting the rights and remedies of creditors generally or providing for the relief of debtors; (ii) the refusal of a particular court to grant equitable remedies, including without limitation specific performance and injunctive relief; and
(iii) general principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

     The opinions expressed in this opinion letter are limited exclusively to the laws of the State of New York and the Commonwealth of Massachusetts which are presently in effect.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to Mirick, O'Connell, DeMallie & Lougee, llp under "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder. Except as specifically stated above, this opinion letter may not be used for any other purpose or relied upon by any other person or entity without our prior written consent.

                                       Very truly yours,

                                       /s/  MODL

                                       Mirick, O'Connell, DeMallie & Lougee, LLP